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                                  EXHIBIT 17

                               POWER OF ATTORNEY

We, the undersigned, hereby severally constitute and appoint Paul T. Kane, Joseph W. MacDougall, Jr., George M. Boyd and Christopher E. Palmer, and each of them singly, our true and lawful attorneys, with full power to them and each of them, to sign for us, and in our names and in any and all capacities, any and all amendments, including post-effective amendments, to the Regiatration Statement on Form N-1A of The Fulcrum Trust and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue hereof. This document may be executed in one or more counterparts. Witness our hands on the date(s) set forth below.


Signature                      Title                               Date
---------                      -----                               ----

/s/ George J. Sullivan, Jr.    Chairman, President and Trustee     April 9, 2001
---------------------------                                        -------------
    George J. Sullivan, Jr.


/s/ Thomas N. Dallape          Trustee                             April 9, 2001
---------------------------                                        -------------
    Thomas N. Dallape


/s/ Gordon Holmes              Trustee                             April 9, 2001
---------------------------                                        -------------
    Gordon Holmes


/s/ Paul T. Kane               Treasurer,                          April 9, 2001
---------------------------    Principal Financial Officer and     -------------
    Paul T. Kane               Principal Accounting Officer